UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2007
ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 17, 2007, Orbital Sciences Corporation (the “Company”) entered into a Credit Agreement relating to a $100 million revolving secured credit facility (the “Credit Agreement”) with (i) Citibank, N.A., as Administrative Agent, Swing Loan Lender, Issuer and Lender, (ii) Bank of America, N.A., as Issuer and Lender, (iii) PNC Bank, National Association, as Lender, (iv) Sovereign Bank, as Lender, and (v) Wachovia Bank, National Association, as Lender. The Credit Agreement replaced the Company’s $50 million amended and restated revolving credit facility, which was terminated on August 17, 2007. The Credit Agreement has a scheduled maturity date of August 17, 2012.
     The Credit Agreement provides capacity for up to $100 million of revolving loans and permits the Company to utilize up to $75 million of such capacity for the issuance of letters of credit. The Company has the option to increase the amount of the facility by up to $75 million to the extent that any one or more lenders, whether or not currently party to the Credit Agreement, commits to be a lender for such amount. Loans under the facility bear interest at LIBOR plus an applicable margin ranging from 0.75% to 1.25%, with such margin varying according to the Company’s total leverage ratio, or, at the election of the Company, at a prime rate. Fees are payable on outstanding letters of credit at a rate equal to the applicable margin for LIBOR loans, plus certain customary fees payable solely to the issuer of the letter of credit.
     The Credit Agreement is secured by substantially all of the Company’s assets, including contract accounts receivable, deposit accounts, intellectual property, investment property, inventory, equipment and real estate. The Credit Agreement contains customary covenants limiting the Company’s ability to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Company stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the Credit Agreement contains financial covenants requiring the Company to maintain a total leverage ratio of not more than 4.5 to 1.0 and an interest coverage ratio of at least 3.0 to 1.0. If the Company does not comply with the various covenants under the Credit Agreement, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility and foreclose on the collateral.
     The above descriptions are a summary and are qualified in their entirety by the terms of the Credit Agreement and the Pledge and Security Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
     The Company also issued a press release on August 22, 2007 announcing its entering into the Credit Agreement, a copy of which is filed herewith as Exhibit 99.1.
Item 1.02. Termination of a Material Definitive Agreement.
     The information regarding the termination of the amended and restated revolving credit facility under Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of August 17, 2007, among Orbital Sciences Corporation, as Borrower, the Lenders and Issuers party thereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A. and Wachovia Bank, National Association, as Co-Syndication Agents, PNC Bank, National Association and Sovereign Bank, as Co-Documentation Agents, and Citigroup Global Markets Inc., as Sole Lead Book-Running Manager and Sole Lead Arranger

10.2	Pledge and Security Agreement, dated as of August 17, 2007, between Orbital Sciences Corporation and Citibank, N.A., as Administrative Agent

99.1	Press Release of the Company announcing entering into the Credit Agreement, dated August 22, 2007

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SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION

(Registrant)

Date: August 23, 2007	By:	/s/ Garrett E. Pierce

Garrett E. Pierce
Vice Chairman and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of August 17, 2007, among Orbital Sciences Corporation, as Borrower, the Lenders and Issuers party thereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A. and Wachovia Bank, National Association, as Co-Syndication Agents, PNC Bank, National Association and Sovereign Bank, as Co-Documentation Agents, and Citigroup Global Markets Inc., as Sole Lead Book-Running Manager and Sole Lead Arranger

10.2	Pledge and Security Agreement, dated as of August 17, 2007, between Orbital Sciences Corporation and Citibank, N.A., as Administrative Agent

99.1	Press Release of the Company announcing entering into the Credit Agreement, dated August 22, 2007

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